UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2008
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Lazard Group LLC
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

333-126751	51-0278097
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

212-632-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On January 29, 2008, Lazard Ltd (“Lazard”) and Lazard Group LLC (“Lazard Group”) entered into an Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants with Bruce Wasserstein (the “2008 Retention Agreement”) providing for the continued employment of Mr. Wasserstein as Chairman and Chief Executive Officer of each of Lazard and Lazard Group.  Also on January 29, 2008, Lazard and Mr. Wasserstein entered into a Stock Unit Agreement (the “Stock Unit Agreement”) providing for the award of certain restricted stock units described below.  The 2008 Retention Agreement supersedes, with respect to its subject matter, the prior retention agreement among Lazard, Lazard Group and Mr. Wasserstein dated as of May 4, 2005.

The 2008 Retention Agreement provides for an employment term commencing on January 29, 2008 and ending on December 31, 2012, unless earlier terminated in accordance with the terms of the 2008 Retention Agreement. Under the 2008 Retention Agreement, Mr. Wasserstein is entitled to receive an annual base salary of no less than $900,000, which replaces the minimum base salary of $4,800,000 under Mr. Wasserstein’s prior retention agreement.  In addition, the Board of Directors of Lazard (the “Board”) and its Compensation Committee (the “Committee”) may, in their discretion, award Mr. Wasserstein annual bonuses for each fiscal year during the employment term, which, in the case of restricted stock units granted for 2008, 2009 and 2010, will be subject to certain vesting and forfeiture provisions, which could be expected to be similar to those described in the 2008 Retention Agreement.

The 2008 Retention Agreement also entitles Mr. Wasserstein to a special retention award of restricted stock units under Lazard’s 2005 Equity Incentive Plan in respect of 2,700,000 shares of Lazard’s Class A common stock (the “Retention RSUs”) on the terms set forth in the Stock Unit Agreement.  Subject to the terms of the Stock Unit Agreement, the Retention RSUs will vest and no longer be subject to any restriction on December 31, 2012.  If Mr. Wasserstein’s employment is terminated on or prior to December 31, 2012 all unvested Retention RSUs will be forfeited, except that if Mr. Wasserstein’s employment is terminated by Lazard without cause or due to his disability then, subject to his compliance with certain restrictive covenants, all Retention RSUs will remain outstanding and vest on December 31, 2012.  All outstanding Retention RSUs will also vest upon certain changes in control of Lazard or upon Mr. Wasserstein’s death.  The Stock Unit Agreement entitles Mr. Wasserstein to receive additional restricted stock units on each date on which Lazard pays ordinary cash dividends on its Class A common stock in amounts with a value equal to the aggregate dividend that would have been paid in respect of the Retention RSUs if they had been actual shares of Class A common stock.

If Mr. Wasserstein’s employment terminates during (or upon his retirement following the expiration of) the employment term then, consistent with his prior retention agreement, (i) Mr. Wasserstein will be entitled to receive his base salary through the date of termination and any earned and unpaid bonus amounts, (ii) other than upon a termination by Lazard for cause, Mr. Wasserstein, his current spouse and eligible dependents will be entitled to continue participating in Lazard Group’s medical and dental plans for the remainder of Mr. Wasserstein’s life and that of his current spouse, in each case to the extent permitted by the applicable plans, and (iii) Mr. Wasserstein will be entitled to receive the amounts and benefits which he is eligible to receive under the other benefit plans of Lazard Group.  The 2008 Retention Agreement also continues to provide Mr. Wasserstein with a gross-up payment in the event any amounts received by Mr. Wasserstein from Lazard or Lazard Group become subject to the so-called “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code.

The 2008 Retention Agreement subjects Mr. Wasserstein to restrictive covenants relating to confidential information, noncompetition, nonsolicitation of clients, no hire of employees, nondisparagement and transfer of client relationships.

The above summary of the 2008 Retention Agreement and the Stock Unit Agreement is qualified in its entirety by reference to the complete terms and provisions of such agreements which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.   The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of January 29, 2008, by and among Lazard Ltd, Lazard Group LLC and Bruce Wasserstein

10.2	Stock Unit Agreement, dated as of January 29, 2008, between Lazard Ltd and Bruce Wasserstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC
(Registrant)

By:	/s/ Scott D. Hoffman
Name: Scott D. Hoffman
Title: Managing Director and General Counsel

Dated:  February 1, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of January 29, 2008, by and among Lazard Ltd, Lazard Group LLC and Bruce Wasserstein

10.2	Stock Unit Agreement, dated as of January 29, 2008, between Lazard Ltd and Bruce Wasserstein